UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2023

Superior Group of Companies, Inc.
(Exact name of registrant as specified in its charter)

Florida	001-05869	11-1385670
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Central Avenue, Suite 2000,Seminole,Florida (Address of principal executive offices)		33701 (Zip Code)

Registrant's telephone number, including area code:  (727) 397-9611

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SGC	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.               Other Events.

On November 10, 2023, Superior Group of Companies, Inc. (the “Company”), delivered written notice to the Administrative Agent and lenders under the Credit Agreement dated August 23, 2022, by and among the Company, the Guarantors party thereto, the Lenders party thereto, PNC Bank, National Association in its capacities as Administrative Agent, Swingline Loan Lender and Issuing Lender, and PNC Capital Markets LLC, as Lead Arranger and Sole Bookrunner, as amended by the First Amendment to Credit Agreement dated as of May 4, 2023 (the “Credit Agreement”), that its consolidated total net leverage ratio did not exceed 4.00 to 1.0 for the two consecutive fiscal quarters ended as of June 30, 2023, and September 30, 2023, and that the Company had elected to terminate the covenant relief period under the Credit Agreement.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

SUPERIOR GROUP OF COMPANIES, INC.

By:	/s/ Michael Koempel
Michael W. Koempel
Chief Financial Officer

Date: November 13, 2023